UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 24, 2020

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2020, Good Times Restaurants Inc. (the “Company”) entered into an amended and restated employment agreement (the “Second Amended and Restated Agreement”) with Ryan Zink, the Company’s Chief Executive Officer. The Second Amended and Restated Agreement supersedes in its entirety the amended employment agreement executed by the Company and Mr. Zink on April 6, 2020.

Pursuant to the Second Amended and Restated Agreement, Mr. Zink will receive, effective to September 30, 2020, a minimum annual base salary of $275,000, which base salary may be increased, but not decreased, if the Company’s Board determines that such increase is appropriate based upon an annual performance review of Mr. Zink. Mr. Zink will receive an $200,000 up-front cash bonus, of which $150,000, net of deductions for taxes and applicable withholdings, is required to be used to acquire shares of the Company’s stock on the open market during permitted trading windows (amounts expended by Mr. Zink on or after December 17 and prior to December 24, 2020 will apply towards such expenditure requirement). Mr. Zink will also receive the following equity incentive grants: initial grants of 90,000 options and 10,000 performance shares and a grant of 80,000 options in September 2021. Vesting of the incentive grants will occur if the volume weighted average price (VWAP) of the Company’s common stock over a sixty calendar day period exceeds an applicable trading price ($4.00 in the case of the initial grants and $6.00 in the case of the September 2021 grant). In addition, Mr. Zink will continue to receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs. The agreement provides for certain severance benefits in connection with a termination of employment. The term of the agreement is two years, subject to one year renewal terms unless advance notice of expiration is provided by either party. Under the agreement, Mr. Zink is subject to certain post-closing covenants, including confidentiality and employee no-solicitation restrictions, and a Company share ownership requirement.

The above description of Mr. Zink’s Second Amended and Restated Employment Agreement is qualified in its entirety by the terms and conditions of Mr. Zink’s Second Amended and Restated employment agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement, dated December 24, 2020, between Ryan M. Zink and Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: December 28, 2020	By:
Ryan M. Zink
Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement, dated December 24, 2020, between Ryan M. Zink and Good Times Restaurants Inc.